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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 17, 1997

                             Avondale Incorporated
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             (Exact name of registrant as specified in its charter)

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
             Georgia                                33-68412                              58-0477150
    ------------------------                ------------------------         ---------------------------------
    (State of incorporation)                (Commission File Number)         (IRS Employer Identification No.)

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          506 South Broad Street                                 30655
             Monroe, Georgia                                   ----------
 ----------------------------------------                      (Zip Code)
 (Address of principal executive offices)


       Registrant's telephone number, including area code: (770) 267-2226

          -----------------------------------------------------------
         (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         Avondale Incorporated (the "Company") announced on October 17, 1997 that it reported record sales of $1,049,474,000 for the fiscal year ended August 29, 1997, up 49% from fiscal 1996 sales of $706,232,000. Net income increased 68% to $22,937,000 in fiscal 1997 from $13,648,000 in fiscal 1996.

         Earnings before interest, income taxes, depreciation and amortization ("EBITDA") were $111,483,912 for fiscal 1997, compared to $75,323,713 for fiscal 1996. Utilizing this operating cash flow, the Company made capital expenditures of $32,046,000 and reduced its debt by $51,775,000 in fiscal 1997.

         G. Stephen Felker, Chairman, President and Chief Executive Officer, remarked that "In addition to the ever present challenges of manufacturing and marketing in the competitive environment of the textile industry, we enjoyed the opportunity to effect the integration of Graniteville Company, which we purchased in 1996, into the Company. Our task has been to achieve a combination in which the result is greater than the sum of the parts. I am pleased to report that successful progress is being made and is reflected in our financial results for fiscal 1997."

         "The year began with weak markets for many of the Company's products permitting only a very modest profit in the first half of the fiscal year. By mid year, however, both our understanding of our new company and market demand in certain segments in our distribution had begun to improve. Performance by all measures was very respectable in the last half of the fiscal year."

         "The Company is committed to the continued modernization of its facilities, with approximately $90,000,000 in capital expenditure projects planned for fiscal 1998. Graniteville Fabric's Horse Creek Plant, a denim weaving facility under construction since last spring, is scheduled to come on line in 1998 with the most productive technology available. Construction of another greige weaving facility adjacent to the Company's Swint Plant in Graniteville, South Carolina is expected to begin in November, 1997, with completion anticipated by the summer of 1998. These capital commitments will produce significant progress towards the Company's objective of being the lowest cost, highest quality producer and marketer in our lines of business."

         A copy of the press release relating to the Company's results of operations is attached hereto as Exhibit 99.1

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  99.1 Text of Press Release of Avondale Incorporated, dated October 17, 1997.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 1997                            AVONDALE INCORPORATED

                                                  By:/s/ Jack R. Altherr, Jr.
                                                  ---------------------------
                                                     Jack R. Altherr, Jr.
                                                     Vice Chairman and
                                                     Chief Financial Officer



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                               INDEX TO EXHIBITS

EXHIBIT NUMBER AND DESCRIPTION                                          PAGE

99.1     Text of Press Release of Avondale Incorporated, dated
         October 17, 1997.................................................



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